Filing pursuant to Rule 433,
Filing No. 333-130439
: AMCAR07D_ANALYSIS.CDI #CMOVER3.1C ASSET_BACKED_AUTOLOAN ! MAX_CF_VECTSIZE 620 K Kô}à»à%y~___P¿»ÐÍ»_]!ÒØ¿_àñ»T.MÖ‹»Ðóä_MNf• œ’___Ì_Ën_Õ´x_åVÎ!ÖŸö Kôÿ_ú_lÀ_<D—ÌF;ý-ó K Kÿ=à»Ðë_m.áÂÕ~-_þ»_¿»ÐÑ’_ýä_}[3] ¿»Ð´!mYä¿»Ð©»_M1•Mà-ñ [2]»ÔÚõÐ˜6F4_G? Kÿ»T®-yæéæ}ô_^___~þÒ¨ó<Dü___¿äÐù»?]~Ò‡¿»à»_1/2 [1]x_[Z_¿»_ù»_iÇò Kÿ_à»Ðå___íÖ_f]ëÓ Þâ_æám}_m._±^~.Þt ¸XM÷Ä1/2Ñ~réæÑÐ×ô Kÿ»T]ëå)ëå×1/2âMwºÕt_ €___ßÕC~Â[íÚ¦’_nAR_•&ÞáÕdí×’Z_M~_,ŸK ykF!¿ÙàáëØê[1]l<_«K _Ò‘ºâ-^æJ_ßõ×àÕßØÚl“n-.&¿é÷_êâM:æÕ4...l,ô=_Ò‘ºâ-^æJ_ßõ×àÕßØÚ<“n-.&¿é÷_êâM:æÕ4...l,ô=_Ò‘º â-^æJ_ßõ×àÕßØÚ_“n-.&¿é÷_êâM:æÕ4...l,ô=K _Ò‘ºâ}[Z×T~¡‹1/2¿_àÕ à»Ð÷___1/2 fà»àð___MÖàÇ|_$™T_« _Ò‘ºâ}[Z×T~¡‹1/2¿_àÕ à»Ð÷___1/2fà»àð___MÆ™¿Çl___˜(ÆŸ_Ò‘ºâ}[Z×T~¡‹ 1/2¿_àÕ à»Ð÷___1/2fà»àð___MÆœ¿Ç—,Y(ÙŸ_Ò‘ºâ}[Z×T~¡‹1/2¿_àÕ à»Ð÷___ 1/2fà»àð___MÆ•¿ÇœGD3_ýú K _Ò‘ºâ}[Z×T~¡‹1/2¿_àÕ à»àð___1/2å®»___‹»Ðd¢{ÌGpDD$_Ÿ_Ò‘ºâ}[Z×T~¡‹1/2¿_àÕ à»àð___ 1/2å®»___‹»Ðd3ü{ÌBS_‰Íù _Ò‘ºâ}[Z×T~¡‹1/2¿_àÕ à»àð___1/2å®»___‹»Ðdcü{Ì3/4‘_ˆ=ø _Ò‘ºâ}[Z×T~¡‹1/ 2¿_àÕ à»àð___1/2å®»___‹»ÐdCü{Ì G4S~[a]ŸK _Ò‘ºâ}[Z×T~¡‹_¿_Ð•~à»Ðô___}ç¨»___‹»Ðd¢{Ì#p¿Äü©‹¿»äû»___ð»?}¿»_kö»?_¿»_dŸK _Ò‘ºâ¿è»-q}¿»äô»_"ç÷»?_¿»_dý{ø¿ø»T_¿»ä•~¿äÐô»?}ç÷ä___¿_ÐdŸK K _•m©›_ÒPEãÂ”ÌÌÌèô»_b.Õù___}¿äà%ÑÝç¿»_ô»_º×;ë_i.æ‹»àõä.}___•MQm.æ‹»à÷ä_^hÓ<Døè»àñ=K _Òd [2]Öé+ˆÌÌÌ“ÌÌGpDD$_Ÿ©^_È_íÖÞ"ÁË“ÌÌl ¶ÄM_© Kÿ1†âÑÐ’1/4 Ì“ÌÌÌ_DHJ© jr×[1]ÒãÒÑçÑäx1/4ÌÌøC,,¤_ŸK Z¿»¿Ò·^ÕÑä’AÒF_ˆÌÌ|ÀK _Ò‘ºâW¿íY_Ò·!-n‹ÙdöVK _ÒdàÙg{z¿ÙYîÝÝÝééf(àÙç_‹éÑäxîîîÚîîÎ_,,¤døÌÌÌAÒd¿í‘^vòô°éåä’î±îîÎw,,F_ÀK _Ò‘ºâÒ¨_]nâð_¿»ätNØ¥šK _Ò‘ºâvMÑÑä_Â3/4âÒL.f¿†Y~RVçîî±îîîÊ‹_n©»-jÒäá±îþ{øô _Ò‘ºâñÐq“×nˆyN_‹Øõ»T.÷»?^¿»_ä’î‹Çüòä_}kÂ›_¿†“n}_Ú·•ò[¯óÇ_Ì}4ö›-j’¿é_dýöXCô _Ò‘ºâñÐq“×nˆyN_‹Øõ»T.÷»?^¿»_ä’lø¿Çü-»_}_ö›_àÙ“nI/Ú·Ñ-[¯Ål??àÁÜ·R¿Ùêzù›_yöÂö—ölCÀ _Ò‘ºâñÐq“×nˆyN_‹Øõ»T.÷»?^¿»_ä’<ø¿Çü-»_}_ö›_àÙ“nI/Ú·Ñ-[¯Å<??àÁÜ·R¿Ùêzù›_yöÂó—ölCÀ _Ò‘ºâñÐq“×nˆyN_‹Øõ»T.÷»?^¿»_ä’_ø¿Çü-»_}_ö›_àÙ“nI/Ú·Ñ-[¯Å_??àÁÜ·R¿Ùêzù›_yöÂñ—ölCÀ K _Ò‘ºâñÐq“×nˆyN_‹Øõ»T.÷»?^¿»_ä’¿_Ðô»T}~ØP_@ü$Ì¿ø___]¿äàrÕÐ’þöCÄ¿ÁÈ»___n¿ÝÑ_ñ_çXÑÐ’_ßì å×âÂ›M_®ÒçXåä’_˜ö3 K [1]ê×æEÖ^&Ò£~Â[1/4Ìø¯}æ_T•-›ÿÿÿ ÿÿÿËÿÿÿ ÿï!âçÕ ©!_[ýÞ÷»_réæ}PÖC_° .___Õ—nMÞ[MÁð_1W___L_[í•ä’ÞoíÚ’xí×âÖM ^_@~â™^_uödíÐPTçââÑ~-_Þ·f»’Õd©nÞæ=æ×BálôK“1/ 2Ñ~.Þ_¿% ä_ÞêÕ—JÖ:MFuqÞ_íãââ}4F~RyÖäæâÑ~-_Þçx 1/2_íåä’,ðÿÿÿËÿÿÿ ÿÿÿËÿ¿»_·f¿íáÕt’F¿ÄøÌÌÌ“ÌÌÌøÌÌÌ“ÜêÕM.¿Ù.../ß·R¿éÐ;ýƒ K _Ò‘ºâîîÊ‹®¿äàÕé_îþ{“ô K z1/ 2æ Mu.šÕé’•ëÚõ¯Lmë9Î&D«K K »»ÐF_ÒÑ‹Ø7ëvõ›_V_þ»T_Ò‘Ñâ&wÂ_nÞsn-a ´ú›^æY•bˆãÒåÃ›Mf ´*á]Ï K _Ò‘ºâWMAââ¯q_ú_›Ml¯®ÚÄÓÀ_¯Mc_¯ñîÄÑôE¯M_:¯ñÚ›Ùô_›Mœ_ðñêõ®K _Ò‘ºâWMAââÑ¶Öjô,,Ùë_ þêÒœ¯ñÚ›ö_¯y<M¯®ÚÄãÄ_¯MCM¯ñîÄáðE¯Mœy¯ñÚ›éð_›^¯ K K z¿»¿ÕT’_þº»¿Ò¨¯Û&]¿†á"¿í3_ÒÉ_ýô™”_¿¶ÑëÚÁ›®-q]ýÒƒf¿é_dm~ú$d?Ç ¿»_¶çäHDDD_BÄMJÎ$C˜¿»Ð_~_[;íÚéãÒ_m$NþÚðö‹lð»ÀüîÄÓôÔl¯»ôüÚÄ1/4ð‹l›»Àü...ÄÑô¿l¯»ŸüÚÄÕð‹lð» ÀüîÄÙôÔl¯»ôüÚÄ¶ð‹l›ÿÿÿ ÿïÑÀÐ·•_~ÎA5Ä_hÂåbö¯_M_€µåâ)^ò_“=ÝÝéÝÝí®».YôðL“¿»àÅ»_M!_ÎC°¤ CÌà»Ðõ_._!ÎC,,r_ŸK z¿»¿ÕT’_þº»_ÄöúZÒõ›B‰Ÿ ¿»_¶çä˜CDD{DÜäÓ|¢Ê£»___jò_ÌbÝÝÝéÝíÑ«Ð·•i~Þt!Ød_tì€Ö.f¿ÝÑôð_[.îÚîîîA¿»àæF_Ï›ü»_*¿»Ð»’ á<pH:Ä£»_]‹»àÒ·ç<DDð K z¿»¿ÕT’_þº»_ÄÓôÎnÒõÄ_‰Ÿ ¿»_¶çäHqDD{DÜäÓ|rÉ£»___jò_ÌbÝÝÝéÝíÑ«Ð·•i~ÎA^Ä_h©åböÄ_M_ëµåâ±îîîÚñ»_qmôðxÌ¿»¿ñ»_y~_Î_,, ¤Cø¿»Ða».[1]~ÎCÛF_ŸK z¿»¿ÕT’_þº»_ÄãðÎnÒõÄ_‰Ÿ ¿»_¶çäHqDD{DÜäÓ|rÉ£»___jò_ÌbÝÝÝéÝíÑ«Ð·•i~ÎA^Ä_h©åböÄ_M_ëµåâ±îîîÚñ»_qmôðxÌ¿»¿ñ»_y~_Î_,, ¤Cø¿»Ða».[1]~ÎCÛF_ŸK z¿»¿ÕT’_þº»_ÄÑôÎnÒõÄ_‰Ÿ ¿»_¶çä8EDD{DÜäÓ|’Á£»___jò_ÌbÝÝÝéÝíÑ«Ð·•i~ÎA^Ä_h©åböÄ_M_ëµåâ±îîîÚñ»_qmôðxÌ¿»¿ñ»_y~_Î_,, ¤Cø¿»Ða».[1]~ÎCÛF_ŸK z¿»¿ÕT’_þº»_ÄáðÎnÒõÄ_‰Ÿ ¿»_¶çä8EDD{DÜäÓ|’Á£»___jò_ÌbÝÝÝéÝíÑ«Ð·•i~ÎA^Ä_h©åböÄ _M_ëµåâ±îîîÚñ»_qmôðxÌ¿»¿ñ»_y~_Î_,, ¤Cø¿»Ða».[1]~ÎCÛF_ŸK z¿»¿ÕT’_þº»_ÄÙôÎnÒõÄ_‰Ÿ ¿»_¶çähsDD{DÜäÓ|rÁ£»___jò_ÌbÝÝÝéÝíÑ«Ð·•i~ÎA^Ä_h©åböÄ_M_ëµåâ±îîîÚñ»_qmôðxÌ¿»¿ñ»_y~_Î_,, ¤Cø¿»Ða».[1]~ÎCÛF_ŸK z¿»¿ÕT’_þº»_ÄéðÎnÒõÄ_‰Ÿ ¿»_¶çähsDD{DÜäÓ|rÁ£»___jò_ÌbÝÝÝéÝíÑ«Ð·•i~ÎA^Ä_h©åböÄ_M_ëµåâ±îîîÚñ»_qmôðxÌ¿»¿ñ»_y~_Î_,, ¤Cø¿»Ða».[1]~ÎCÛF_ŸK z¿»¿ÕT’_þº»¿õú>ìõ›^=Ÿ ¿»_¶çäH___™___ÄMJÎÄ¿äÐµ~©[dí...é×ÒÔÕëØ...Lì†áj•æ±îîî*M_}´Øåç(_@ìßÖY.R¿éÑ«ð][_îîî±î_^Æ_Ì=,í ñ»?.mô¯LÌ¿_àñ»TM~_úC,,¤_Ì¿»äõ»_q_~Îw,,F_ÀK »»ÐFå!_É‹}[3]ÁR¿É_æÂÆà»à÷___^M*ââ¯___1/2ºa¯ßÞ&_ 1/2À ¿»_¶çäÚþ»_Ñ&ÞzJÎF$›F$Ä‹»Ð_¢»_MX¿ÈöV ¿»_¶çäÚþ»_Ñ&ÞzJÎF$›F$Ä‹»Ð_¢»_M(M¿È© ¿»_¶çäÚþ»_Ñ&ÞzJÎF$›F$Ä‹»Ð_¢»_M(_¿È© ¿»_¶çäÚþ»_Ñ&ÞzJÎF$›F$Ä‹»Ð_¢»_M¨M¿È© ¿»_¶çäÚþ»_Ñ&ÞzJÎF$›F$Ä‹»Ð_¢»_M¨_¿È©

¿»_¶çäÚþ»_Ñ&ÞzJÎF$›F$Ä‹»Ð_¢»_M_M¿È© ¿»_¶çäÚþ»_Ñ&ÞzJÎF$›F$Ä‹»Ð_¢»_M___¿È© K »»ÐF_ÒÑ‹Ø7ëvõ›_V.lÌ£»___æ‘åâòn,ÑÏ›~Õ_’.ÞƒãÐÛð_1/2åU¯¿Çƒz~Îr$ÄF{Ä¿»ä_ýºäÐÄöÎõÿÿ ÿÿÿËÿÿÿ ÿÿÿËÿÿÿ ÿ-çÓlDB3DBü___1/2Ñð»_M(M¯___ÿÿÿËÿÿÿ ÿÿÿËÿÿÿ ÿÿÿëz~Î_$ÄF_Ä¿»___ýº_ÐÄá¯úõÿËÿÿÿ ÿÿÿË ÿÿÿ ÿÿÿËÿÿ-¸çlDvlDB£»_1/2å¯»___œM¯kÿÿÿ ÿÿÿËÿÿÿ ÿÿÿËÿÿÿ ßz~úF$Ä_$Ä¿_Ð_ýå»ÐÄÝðúõ ÿÿÿËÿÿÿ ÿÿÿËÿÿÿ ÿÿÿ™ççl_BlDvü»_âÑ¯»?M<Mð_ÿÿËÿÿÿ ÿÿÿËÿÿÿ ÿÿÿËÿßz!ÎF$ðF$Äà»Ð_Éº»Ð›ãðšK ©^_È_í!)Y.Þµ&_1/2‹éWM*ââ}_F~î±ñ»___môð#ü»_*¿»Ð»’á<pHJÆà»Ðõ_._!ÎC,,r_ü»Tn¿»Ôr×æ1/2� 60;DH_ô _Ò‘ºâ-n ¶Ñû›!ÕT’_Þ·f»ç ^‰•-Í™Ììñ_.m«ð|ü___¿äÐä’Õ<DH_Æ¿»äõ»_q_~Îw,,F_£»_n‹»àrˆæâ<pH:ôV_Ò‘ºâ-n ¶Ñû›!ÕT’_Þ·f»ç ^‰•-ÍœÌìñ_.m«ð|ü___¿äÐä’Õ<DH_Æ¿»äõ»_q_~Îw,,F_£»_n‹»àrˆæâ<pH:ôV_Ò‘ºâ-n ¶Ñû›!ÕT’_Þ·f»ç ^‰•-Í•Ììñ_.m«ð|ü___¿äÐä’Õ<DH_Æ¿»äõ»_q_~Îw,,F_£»_n‹»àrˆæâ<pH:ôVK ZbRv¿Ùáìåá¯1-^ÒÐñ›M(~¯ÿËÿÿÿ ÿÿ1/2á~ÕTx.þÚðöº_ðM<M›»ðÚ›ãðº?¯M___¯»ðîÄáðå_¯M¨M¯»¯ÚÄéÄúÿÿ€ áØf‹ÙEã1/2¯n-jÒäñÄMw~›ÿÿÿ ÿÿÿË}ë):_Ò—Á_Ìm ´fbîÚîîî±îî}ß)eÞ_~RbÓÖ[2]^ˆAfnÚîîî±îîîæx.fàé×Û› ^¿È©úÿÿËÿÿÿ ïÐd`çò›"¤ýò¿n¿»_êÒ÷___M¿äÐw~‹»àðä_MÖ_øÿÿ ÿÿÿË¿»Ð3/4ØåÑmð›___1/2Ó^ìæbî±îîîÚî&# 238;v___^×YÄ›_M_u.Îrx_U=ø K _YTÈd¿ÙÔØäÕ_~_¯)ðúÿ ÿÿÿËÿß[2WMuÖâ¯M3¯¿_ø¯M<_¯¿_ø¯M<Q¯¿_ø¯M___¯¿_ø¯M_Q¯¿_ø¯Mœ_¯¿_ø¯MœQ ¯ÿÿËÿÿÿB•mö¯]4.¡Ú_¯Ëÿÿÿ ÿÿÿIë)eAÒ—õ?Ìmë9bîîÚîîî±î}ë_eÞY!Rbçâ[2]^×_fnîÚîîî±îî×ß×d¿†J_1/2º ÷ ;›}ûÍ$d«K _Ò‘ºâñÐq“×nˆyN_‹ÈA_‹ô»_*ó›¿äàð»?Mç,,òý{Ìuü_Ì^ô *_ê_å&þÞð»___ç,,-›ÿÿÿ ÿÿÿË{Ì/_üö‹(_@¿äÐô»?_ó›à»àð___MçÛ-ýöXóƒ K yFn [1]¯._Îúÿÿ€µ¿é´_æñÄ~ÕT.îî±îîîÚîîî¡{Ì¯___úšyFn [1]¯^b©_¯ÿ ]û›:Øi_àéWMAââî±îîîÚîîî±¿ÇüÞõ ‹lð yFn [1]¯Ml›ÿÿÿ ]û›:Øi_àéWMAââî±îîîÚîîî±¿ÇüîÄöšyFn [1]¯M<y¯ÿÿ ßµ¿Ý€_æ®›~Õ`’.î±îîîÚîîî±þ{Ì›M <Mð yFn [1]¯M<:¯ÿÿ ßµ¿Ý€_æ®›~Õ`’.î±îîîÚîîî±þ{Ì›M<_ð yFn [1]¯M_y¯ÿÿ ßµ¿Ý€_æ®›~Õ`’.î±îîîÚîîî±þ{Ì›M_Mð yFn [1]¯M_:¯ÿÿ ßµ¿Ý€_æ®›~Õ`’.î±îîîÚîîî±þ{Ì›M___ð yFn [1]¯Mœy¯ÿÿ ßµ¿Ý€_æ®›~Õ`’.î±îîîÚîîî±þ{Ì›MœMð yFn [1]¯Mœ:¯ÿÿ ßµ¿Ý€_æ®›~Õ`’.î±îîîÚîîî±þ{Ì›Mœ_ð yFn [1]¯M<›ÿÿÿ ___nc___¿†gäfêêÕëŠä×ÔÙZ_~M1/2®]‹éÐdò^1/2^y~MÝ,ÝÝÝéÝÝÝ,ý{Ì›M<Mð¯M<:¯ yFn [1]¯M_›ÿÿÿ ___nc___¿†gäfêêÕëŠä×ÔÙZ_~M1/2®]‹éÐdò^1/2^y~MÝ,ÝÝÝéÝÝÝ,ý{Ì›M_Mð¯M_:¯ yFn [1]¯Mœ›ÿÿÿ ___nc___¿†gäfêêÕëŠä×ÔÙZ_~M1/2®]‹éÐdò^1/2^y~MÝ,ÝÝÝéÝÝÝ,ý{Ì›MœMð¯Mœ:¯ yFn [1]¯M¯Ëÿÿÿ°Z_~&1/2®]àéÐd™^1/2^_~MMR{ä×æÕÝÝéÝÝÝ,ÝÝÝ‹ÇüÚ›ö 50;ÚðóúÚ›ñúÚðùšK K yFn [1]¯^1/2ß÷úÿ ÿÿÿËÿÿï___~_‰®]¿¶Ðdí±m.æ±îîîÚîîîA_nW©_¿Ù8äf^ìæbî±îîîÚîîî‰[2]^×uf¿Ù___MÓä-^Â u©d‹Ù¶n [1]W(îÚîîî±îîîÚ¿ÇüµÒ¨¯›M¯ÿµ%ÖéÅšK ^1/2Ñ-ÍÄøÌÌ^âëçîÚþ{Ì™Ãñ K K _Ò‘ºâ-n ¶Ñû›!ÕT’_Þgä9þÚôÎÿÿÿ ÿïñ_.m«ð|Ì‹»àñä_M~&ÎC,,Ë¦Ì¿_Ðõ»T._~úC,,F[ü»_*M_}´Øåç(_@ìß ÖY.R¿éÑ«ð][_ŸK _Ò‘ºâ-n ¶Ñû›!ÕT’_Þgä9þÚÄÇúÿÿ ÿÿ_‹»àÒ___ÏÄÈ»___à»Ðä_á<D_:Äü___]¿äàÒèÓ<Dh_À¿»ÔÑôÐè•]~úA_ÄQ h_åVö›___ßµÑò K _Ò‘ºâ-n ¶Ñû›!ÕT’_Þgä9þÚÄÅúÿÿ ÿÿ_‹»àÒ___ÏÇÈ»___à»Ðä_á<D_iÊü___]¿äàÒèÓ<Dh_À¿»ÔÑôÐè•]~úA_ÄQ h_åVö›___ßµÑò K _Ò‘ºâ-n ¶Ñû›!ÕT’_Þgä9þÚÄÍúÿÿ ÿÿ_‹»àÒ___ÏÄÈ»___à»Ðä_á<D_:Äü___]¿äàÒèÓ<Dh_À¿»ÔÑôÐè•]~úA_ÄQ h_åVö›___ßµÑò K K y^1/21Öë)Ñú»_r.]ÍÀ K K ™å’zv¿éâ2^×_f_•Yö›-_ÒJ_Ëÿ}¿äÐ;êæåÖäxþ»_™¿»àŠû›^y~MÝ,ÝÝÝéÝÝÝ,ÝÝÝéÝ¿»_J^×}ö›-_ÒJ_ë÷»_â £.]ZM~âà»Ðú___^1/2àéÕäãÔÝÝ,ÝÝÝéÝÝÝ,ÝÝÝÉ»_m ´fîîÚîîÞê¿Ù÷___1/2£q]nMJâ¿»¿†Ðë!_E~MÞt& #231;ìó K K »»à_MuâÖ¯‹¿äÐ{ô___=~ðÿÿÿËÿÿÿ ÿÿ»?n_=ÁM^Ÿ»»à_MuâÖ¯‹¿äÐ{ú___}~ðÿÿÿËÿÿÿ ÿÿ»?n_=ÁM^Ÿ»»à_Mu âÖ¯‹¿äàð»?. ¿äÐú»?_¿»_ú»_jÒñ»TM¿»äã÷ú ÿÿÿËÿ»1_=•y^Ÿ»»à_MuâÖ¯‹¿äàò»?]_¿äÐú»?_¿»_ú»_jÒñ»TM¿»äã÷ú ÿÿÿËÿ»1_=•y^Ÿ»»à_MuâÖ¯‹¿äàð»?. ¿äÐú»?_¿»_ú»_‰k¿»¿ð»_yöúÿ ÿÿÿË»_nP=•MjŸ»»à_MuâÖ¯‹¿äàò»?]_¿äÐú»?_¿»_ú»_‰k¿»¿ð»_yöúÿ ÿ ÿÿË»_nP=•MjŸ»»à_MuâÖ¯‹¿äàð»?. ¿äÐú»?_¿»_ú»_‰k¿»¿ð»_yö»_ò¿»à___¯ÿ ÿÿ¿_àöÐ1/4Ùäõ=»»à_MuâÖ¯‹¿ äàò»?]_¿äÐú»?_¿»_ú»_‰k¿»¿ð» _yö»_ò¿»à___¯ÿ ÿÿ¿_àöÐ1/4Ùäõ=K y [3]í¯»_mONþ»T-¿»äôÐã_åç¿_àõ»T•m.Â {ww(wwwCwww(wwwCww—K Kô-à»Ð»â¿»à¯»_Mru.öV{ww(wwwCwww(wwwCww—»»Ð_v•mÐ’ÎË£‹¿»äù»___é÷»?1/2§¿äÐççÚîîîàÇüò¿¿»Ð¤» _^©ð»_"¿»Ð_ö»_Q¿»ÐPý÷»T1/2^_Ä›_Ð;/Úô_?¿Á£‹1/2¿_àÕ à»Ð÷___1/2fà»àð___MöVKôÿä_}dÓØF~1/2 1/4Ì¿Ì»-à»à%)¿»Ð«»_}Ó÷»_A¿»àæÚ 1;Ý,¿Çü___ñ-}•Õ‡å×Ò1âlüÇ~-. _/‹1/2‹»àÕV¿»ÐÃ»_1/29¿»àÄ»_M™Ã_¿Ì»_1/2à»àÕ=¿»Ð¨»_1/2R¿»à¯»_Mòñóö-lDBÀKÌ_àø»_©¿»ÐÊ~¿»ä{ú»T}~þ Ç».2nòDËÿÿÿ ÿÿÿËÿÿÿ ÿÿÿËÿß_pßçX [~-[2]ò_ÌÅó~-q]/‹‰¿»àŠ ¿»ä÷»_âf¿»Ôð»___ÆóóÂòlD_ôKÌK¿ø»T_¿»ä•~¿äÐ{ú___}~¡ó»___mnâ_Ÿ»»Ð_v•mÐ’ÎË£‹¿»äú»___Òñ»?M¿»_ w~¿_àñ»T.-ÝéÝ¿Ç_Bô Kôÿä_}dÓØF~1/2 1/4Ì¿Ì».à»ÐåÅ»-à»àñ_-¿äÐ»ö___¿äÐdÝéÝ¿Ç£»___Åò}•Š3&# 229;×ææâl£ó~-_]}k©›_MÂÂöóq mnòpÿÿÿ ÿÿÿËÿÿÿ ÿÿÿËÿÿßF/ßçl=[~rm.Î÷?ï×1/2ÒÕ/Ikö›QMöÂÂS}k©›_MÂÂó3°Òæ&{ôÿÿ ÿÿÿËÿÿÿ ÿ_ñÆ }•Õìå×ÒÒâ_ü—~-.iýÒ·9¿éÐP/l?Š·f¿ÝÐd/c?Õ·R¿éÐ;/_?Ç.mn1/2}kö¯_MöV»»Ð_v•mÐ’ÎË£‹¿»Ôò»___¿»ä ú»_A¿»ÐÎ»_1/24¿»àÄ»_M‰ÝÝÝ‹Çü»T}kö¯_Mö_öS}_ö›___öÂóg}köÄ_Mööñ“Kôÿä_}dÓØF~1/2 1/4Ì¿Ì».à»ÐåÅ»_ -à»àñ_-¿äà%_‹»Ðôä_=~Úîî¿˜ü»_©ñò}ÑÕ3åãÒæâCüó~.]ýÔ-¿»Ô%_¿äÐô»?}ç÷ä___¿_àÒÚà»àÒÒ&Î$_Ÿ»

»Ð_v•mÐ’ÎË£‹¿»Ôò»___¿»äú»_A¿»ÐÎ»_^_ñ»_y¿»Ð1/4çîîÊ{Ì$_Ÿ»»Ð_v•mÐ’ÎË£‹¿»Ôò»___¿»ä& #250;»_A¿»ÐÎ »_1/24¿»àÄ»_M©»-‹»à%BÝ¿ÇÈ‹¿»¿ò»_i_¿»_ú»_*¿»Ð¥»_1/2_¿»à¯»_Mâ_¿øä.¿_Ðåñ&# 228;-¿_àñ»T-¿»Ô%_¿ä Ðô»?=~ŸK Kô¿äÐGvºmä’‘Ëü‹‹»àðä. ‹»Ðúä___¿_Ðú»T1/2k¿_àð»TMÖÝéý{Ìà»Ð___ßçXb[~-Y.ÎÆ`ï×âæÕ·fàÙê%Í›_M©Âöó_mnâ_ôÿÿËÿÿÿ ÿÿÿËÿÿÿ ÿÿÿ©ñò}ÑÕ3åãÒæâcüó~.]ý_·f¿íê%ùÄ_Möööóõ“kö›™^’¿¶Ðd/_?óï_æ&þpÿÿÿ ÿÿÿËÿÿÿ ÿÿÿË ;ÿÿßF/ßç l=[~rm.Îõ?ï×1/2ÒÕ/Ikö›ò^’¿ÝÐd/3?_ßƒf¿Ùµ%ù›:MöÂ—óõ}_ö›-_’¿éäd/_`ó.mZâ}k©›-^¦¿éÐ;Ÿ»»Ð_v• mÐ’ÎË£‹¿&# 187;Ôð»_q ¿»äú»_A¿»ÐÎ»_1/24¿»àÄ»_M‰¿Çü___}k©›-^¦¿éÐ;/l?kß·fàÙê%Í›_M©ÂóóÁ}köÄ-^’‹éÐdp_? K 4;¿äÐGvºmä’‘Ëü‹‹»àðä. ‹»Ðúä___¿_Ðú»T^Òñ___M¿äÐãçÚîþ{“¿»Ð-/ßç_=[~_m.Î•?ï×ÖÒÕ¿‡ú»_jÒñ»TM¿»äw~¿äàñ»?.-ýä.mZâLB « »»Ð_v•mÐ’ÎË£‹¿»Ôð»_q ¿»äú»_A¿»ÐÎ»_^_ñ»_y¿»Ð1/4çîîÊ{Ì$_Ÿ»»Ð_v•mÐ’ÎË£‹¿»Ôð»_q ¿»äú»_A¿»ÐÎ»_1/24¿»àÄ»_M©»-‹»à%BÝ¿ÇÈ»_=Û/Ï$p_¿è¯».9¿»Ð¥»___‹»Ðúä_1/2k ‹»àðä_MÖk¿ø»T_¿»ÔÒ ð»T-¿»Ôñ»_ò¿»à___¿»_ô»___~þ“K Kô¿äÐGvºmä’‘Ëü‹‹»Ðûä_^_Ä»-à»Ð»»___à»ÐdéÝÝý$Ì¿»ä_/ß¸X=[J-m.‘Æ?ïãâÒÕàØû»?^_ðä_}¿_Ðköä ___¿_Ðdl£».YnâO«ÿÿÿËß_/€çX=o~-mqÎÃ?Û×âÒŠ¿Øû___^_¯»_}‹»Ðk©»___‹»Ðd3üõ‹‹»Ðûä_^_Ä»_}à»ÐkÂ »___à»Ðd_ü»_qmnâ‹Øû»T^_ð___}¿äÐkö___¿äÐdlÈõ‹¿äÐû»?^_ðä_}¿_Ðköä___¿_Ðd<£õ‹¿_Ðû»T^_ð___}¿ä Ðkö___¿äÐd_«»»Ð_v•mÐ’ÎË£‹¿»äû»___ð»?-¿»_»ö»?_¿»_dÝÝÉ{Ì¿§»_1/2‹»àÕV¿»ÐÃ»_1/29¿ 87;àÄ»_M™Æ_¿Ì »_1/2à»àÕ=¿»Ð¨»_1/2R¿»à¯»_MòÃ_¿§»_1/2‹»àÕV¿»ÐÃ»_1/29¿»àÄ»_M™ñ {ww(wwwCwww(wwwCww—K Kô^à»àbf)þ»TM¿»äwëØºç¿»Ô÷»___^ .Ã {ww(wwwCwww(wwwCww—»»Ð_v•mÐ’ÎË£‹¿»Ôõ»1ù»_©¿»ÐÊ~¿»äú»_"~îîÚî¿ÇcBôK«»»Ð_v•mÐ’ÎË£‹¿»Ôõ »1ù»_J¿»Ð»Õð»?-¿»_ççîÚîþ{“#D¿À K »»Ð_v•mÐ’ÎË£‹¿»Ôõ»1ù»_y¿»Ð(~¿»Ôõ»_q¿ÀÌøÌÌ¿˜ü‹¿_àõ»Tnù»?~¿»_äÕð_-¿äÐçç[¿ø»T1/2¿»ÔÕ ¿äÐú»?1/2k¿äàð»?Mö »»Ð_v•mÐ’ÎË£‹¿»Ôö»_ò.}¿_Ðô»T}ç÷___¿äÐdÝéÝý{“¿»Ð§õò___d_¿Üõ»1ù»_y¿»Ð(~¿»Ôõ»_q¿Àü§{ww( wwwCwww(wwwCww—K Kô_à»àØÑá×â1/2¿»àÁ».y•â¿_Ðô»T_~RÊ»-à»à%)•]_Â_Ÿ{ww(wwwCwww(wwwCww—Kôÿä_}dÓØF~1/2 1/ 4Ì¿Ì»_^ à»à—‹»Ðôä_}çÃ»___à»àØÑáîî±¿Çü___ñ-}•Õ‡å×ÒàwÌÃ_ï×â_Õ¿ØÏ»_^Âð»_I¿»Ð4ö»_:¿»Ð;<üö¿¿»àa»_n Í»___à»Ð•J¿»Ð¥»_}Jþ»_qmnâ{ôÿÿ ÿÿÿ©ñò}ÑÕ3åãÒ¿w“Á?ïãâÒÕàØû»?^_ðä_}¿_Ðköä___¿_Ðd_£ö‹¿_àõ» Tnù»?_¿»_•~¿_Ðú»T}~þ_.m1âLBÀ »»Ð_v•mÐ’ÎË£‹¿»Ôõ»1ù»_y¿»Ð(~¿»äñ»_Ñ]_îÚî¿Ç“LBô={ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»___ëÚâfò ò]49éç_ »»àÙ0ÒçÓ×Û1/4“¿»ÐÓÒiY¯ò‹^‹»à—à»Ðô___}ç¨»___‹»àØºá? »»Ð___ÏËÈ»_}___~‹éÒ%_çÒãæå÷òµÖê%y_¿Ù+ç÷ú§{ww(wwwCwww(wwwCww—K Kô-AM}¿_Ðdç‡F~_oŸ{ww(wwwCwww(wwwCww—K »»Ð_v•mÐ’ÎË£‹¿»ä÷»_Ñ=¿»Ôñ»_BæçîÚîîîàÇü»?_Ñ/"•Õ3Ñ×Ò.àÀl?Û×âÒŠLìÒÒ&Þ·9/ê!)äØæ¨›Mwº=¯“» »Ð_v•mÐ’ÎË£‹¿»ä÷»_Ñ=¿»äö»_ânæîÚîîîàÇü»?_Ñ/"•Õ3Ñ×Ò.àÀl?Û×âÒŠLìÒÒ&_ÒÉõ_Ù,nö›_w•=«K »»Ð_v•mÐ’ÎË£‹¿»ä÷»_Ñ=¿»äõ»_q÷»_Y¿»Ð´fîîÊ{ÌF›o¿ø___}¿äàØó___¿äÐa~Ê_Ì¿§»_1/2‹»àÕV¿»ÐÎ»_1/24 ¿»àÄ»_M© »»Ð_v•mÐ’ÎË£‹¿»ä÷»_Ñ=¿»äõ»_q÷»_*¿»à_ÑÝÝ‹ÇlD£ö‹¿_Ð÷»T•=¿_Ðö»T1/2næ‹Áü‹à»Ðû___^_¯»-‹»Ð»© »___‹»ÐdÀK »»Ð_v•mÐ’ÎË£‹¿»äö»_q)m¿_Ð÷»T•=¿_Ðõ»T.÷»?m¿»_ëfîÊ{Ì¿äÐ_/ëçX=_~-íÆ_ÌV£ó~-_]Í’_¿Äìææ&î± îîîÚîîî±îîîÚîîî±î_ñÆ}•Õìå×Ò_¿À<—?ï×ÖÒÕŒ-ôKÌ_mnâ±îîîÚîîî±îîîÚîîî±îÞ___ßçXb[~-Ùò_Ì_üó~_ .]ÍuD¿ÄØÒæ&‘F$D‹ô K »»Ð_v•mÐ’ÎË£‹¿»äö»_q)m¿_Ð÷»T•=¿_Ðõ»T.÷»?_¿»¿ÒÑÝÉ{Ì¿äÐ_/ëçX=_~-íÆ_ÌV£ó~-_]Í*_¿Äìææ&î± îîîÚîîî±îîîÚîîî±î_ñÆ}•Õìå×Ò_¿À<—?ï×ÖÒÕl|x¿ÄØÒæ&±îîîÚîîî±îîîÚîîî±îî_Åò}•Š3å×æ.¿ÀCÄ?ïã ; âÒÕ3’D¿ðìÒæyÎF$p¿ô K »»Ð_v•mÐ’ÎË£‹¿»Ô÷»___ð»?}¿»¿Øó»?]¿»¿r¿»äö»_ânæîÊ{Ì¿äÐ_/¿}¿»¿Øó»?]¿»¿r¿»äö»_ânæ¿_Ðàâà ·ö»?.)mà»Ð÷___•=à»Ðõ_.÷ä_m¿_Ðëf`¿»àãâÒÕ3ìÒæ_Îô K »»Ð_v•mÐ’ÎË£‹¿»Ô÷»___ð»?}¿»¿Øó»?]¿»¿r¿»Ôñ»_q_ÝÝÉ{Ì¿äÐ_/¿}¿»¿Øó»?]¿»¿r¿»Ôñ»_q_ý»? .þÔm¿»Ô’Òöä_}¿_àØóä_]¿_àr¿äàñ »?._?à»à×ÖÒÕl [3]Òæ&úô K »»Ð_v•mÐ’ÎË£‹¿»äõ»_â¿»à»_~_ú»_*¿»Ð´Úõ»?~¿»¿Õ Ýé¿Çüä___ñ_‹~¿äàÕ ‹»Ð÷ä_•=‹»Ðõä.÷___m¿äÐëfÊ{Çl`¿»Ðßå/‹!¿»àá ¿»_÷»_º=¿»_õ»___÷»_A¿»àæÑ¿w“ö3¿_à×â_Õlìææ&Î« K »»Ð_v•mÐ’ÎË£‹¿»ä{ù»T]é÷_-¿äÐççÚîîîàÇl&p¿ô K »»Ð_v•mÐ’ÎË£‹¿»ä{n¿äà’-‹»Ðúä_}~Úîîî¡{Ì¿_Ð_/€çX=o~-m!ÎVüÇ~-._ý‹1/2£¿»ÐÊ~¿»äú»_"~þ»?.mn1< /FONT>/2 îîîÚîîî±îîîÚîîî±îîÞ-/ßç_=[~_m~ÎÌüó~.]ýÔ1/2—¿_Ð•~à»Ðú___}~¡÷LrÀKÌ¿äàÒæ_îîî±îîîÚîîî±îîîÚ îîîÂñò}ºÕ3åˆÒæç(Ä?ïˆâÒÕ‹Ø{ùä_]éÃ»-à»ÐçÓ_Ï&_¿Äü_.m1â¿ØOù»___é÷»?-¿»_çç_û#G¿« K »»Ð_v•mÐ’ÎË£‹¿»Ôõ»_q¿ð»?1/2§¿äÐççÚîîî¡{Ì¿_Ð_/àØõ»?1/2¿»¿ö»_JÒú»T_¿»äëÚõä_~¿_ 24;Õ ¢{ÇLÈó»_!-.]É‹1/2ç©»_~æú»_ò¿»ÐÓç¿»¿Òæ&Ê‹^¿äàò_‹»Ð{¥»_}JŸK »»Ð_v•mÐ’ÎË£‹¿»Ôõ»_q¿ð»?1/2G¿äÐãçÚîîî¡{Ì¿_Ð“õ-_Ðd+ßCø-LBôÅ‹^¿äàò_‹»Ð{¥»_}Jþö‹à»àò___]_à »Ðú___¿äÐú»?1/2k¿äàð»?Mö»T-¿»Ô%_ý—“»»Ð_v•mÐ’ÎË£‹¿»Ôõ»_q¿ð»?-¿»¿Õû»?_¿»_ëÕC‹»àðä_MÖéý{Ì à»ÐCÌòLB«ñ‹.‹»Ðå®»-‹»àñä-¿_Ð»öä___¿_Ðd¿äÐú»?^ÒÑ ¿ø»?^¿»¿ò_¿_Ð{ôä_=~Ê“»»Ð_v•mÐ’ÎË£‹¿»ä÷»_âfä÷___^¿äà_ØÓçîî¡{Ì¿_ÐCø-LBôÅ‹_¿äàÒð_-¿äàñ» ?-¿»_»ö»?_¿»_d¿»äú»___ÒÑ_‹ø»_q¿»ÐÑñ»_ò¿»àÅ»-à»Ð»»___à»Ðd‹»Ðúä_^Òå?

»»Ð_v•mÐ’ÎË£‹¿»Ôö»_!Òú»?_¿»_ëÚõ___M¿äÐãçÚîî¿˜ü»_ ,,/Ï{D_¿Üõ»_q¿ð»?-¿»¿Õû»?_¿»_ëÕC‹»àðä_MÖK/»_AÐdýÃ‹}¿äÐkFJ¿»àa».µ}~?` K »»Ð_v•mÐ’ÎË£‹¿»Ôõ»_q ·mÐõ»_ò_MÝéÝÝ¿˜Ü“õÆ_Ðd@ßCøÆLBô®‹}¿_ÐkF!¿»àÁ».Þ}~þÃ‹¿»¿ö»_JÒú»T_¿»äëÚõä_M¿_Ðãç`? {ww(wwwCwww(wwwCww—K {ww(wwwCwww(wwwCww—»»Ð_v•mÐ’ÎË£º»ÐÀúÿÿ_û›}ÖÒçä_çh×_ÝM [3]Ñ]~îÚî¿Ç_Ÿ{ww(wwwCwww(wwwCww—K Kô-à»ÐôÄ»_®à»àÕ_ý»_B¿»à_Ÿ{ww(wwwCwww(wwwCww—»»Ð___ÏËÈ»_}_næÒÑ×é%¨ðï&‹à(]!_dÝ_¯._¥ú“{w w(wwwCwww(wwwCww—K {ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯^1/2´÷ú“»»Ð___ÏËÈ».ÒêÒå_þ¢___ç,,-›“{ww(wwwCwww(wwwCw w—Kô-à»ÐôÄ»___à»Ðå_%vŸ{ww(wwwCwww(wwwCww—»»Ð___ÏËÈ»_}_næ_Ñ’%v1ò_•æå×I‰ýòÚÀú“»»Ð___ÏËÈ»_ }_næ_Ñg-ë*nò_ºÒå×_Öýòîôú“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M¯` »»Ð___ÏËÈ»_}_næ_Ñ’%v_êÕû¯^M~_Ý/¯yl¯ø...ÄóŠ›M_¯§ÚÄùÎ“»»Ð___ÏËÈ»_}_næ_Ñg-ë*ÞêÕÏ›^M!MÝ/›Ml¯ §ÚÄó3/4¯M_ðøÚÄÍú“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M<ð? »»Ð___ÏËÈ»_}_næ_Ñ’%v_êÕû¯^M~_Ý/¯y<M¯§ÚÄãÄ: »»Ð___ÏËÈ»_}_næ_Ñg-ë*ÞêÕÏ›^M!MÝ/›M<MðøÚÄ×ð: {ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M_ð? »»Ð___ÏËÈ»_}_næ_Ñ’%v_êÕû¯^M~_Ý/¯y_M¯§ÚÄáÄ: »»Ð___ÏËÈ»_}_næ_Ñg-ë*ÞêÕÏ›^M!MÝ/›M_MðøÚÄÕð: {ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯Mœð? »»Ð___ÏËÈ»_}_næ_Ñ’%v_êÕû¯^M~_Ý/¯yœM¯§ÚÄéÄ: »»Ð___ÏËÈ»_}_næ_Ñg-ë*ÞêÕÏ›^M!MÝ/›MœMðøÚÄÝð: {ww(wwwCwww(wwwCww—K Kô-à»ÐôÄ»_^à»àÒÔØF^¡»-*MŸ{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»1_MwßØåçp¿èõ_. Ñmäõ_-___ßgÐfþêŠ»~¯_ »»Ð___ÏËÈ»_}_næÐPTçâ1ò_•æå×I‰ýòÚÀú“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M¯` »»Ð___ÏËÈ»_}_næÐPTçây¿à(i~_d¢òÚÄÂ_¯Mc¯ñÚðñ_¯_œ¯?={ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯ Mlð? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯Ml‹ÈöúÌ{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M<ð? »»Ð___ÏËÈ»_}_næÐPTçâò^1/2¿ÝÕä×‹/¯M_M¯ø...ÄãðÎ“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M<_¯? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯M<y¿Èö¥“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M<Q¯? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯M<:¿Èö¥“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M_ð? »»Ð___ÏËÈ»_}_næÐPTçâò^1/2¿ÝÕä×‹/¯M(M¯ø...ÄáðÎ“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M___¯? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯M_y¿Èö¥“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M_Q¯? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯M_:¿Èö¥“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯Mœð? »»Ð___ÏËÈ»_}_næÐPTçâò^1/2¿ÝÕä×‹/¯M¨M¯ø...ÄéðÎ“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯Mœ_¯? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯Mœy¿Èö¥“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯MœQ¯? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯Mœ:¿Èö¥“{ww(wwwCwww(wwwCww—K Kô_à»àØÑá×â1/2¿»àÁ».y•â¿_Ðô»T}·•i~Ÿ{ww(wwwCwww(wwwCww—»»Ð_v•mÐ’ÎË£‹¿»äó»_Â_¿»Ôð»_âåñ» ?_¿»_dLÌøÌÌ¿˜ü»_:Ðd/...Äö‹X¯¡McM¿ÈÂ_ÚÄ1/4ð‹l›¡M___¿Èö.ÚÄá¯‹l¯•MœMàÈö_îÄéðÔl¯“»»Ð_v•mÐ’ÎË£ ‹¿»Ôö»_ò.}¿_Ðô»T}ç÷___¿äÐdÝéÝÝ¿˜ü»_ Y/¿‡ó»_©_¿»¿ð»_‰åñ»T_¿»ädL_àø»_j¿»àÉ¿»ÐÀ»_}¸÷»_j¿»à-_Ì?=»»Ð_v•mÐ’ÎË£‹¿»Ôö»_ò.}¿_Ðô»T }ç÷___¿äàØåÕîîîàÇü»?=,,/_$D_‹èö»T-.}‹»Ðôä_}çÃ»___à»ÐdÉ÷»_"^___J¿éÒzTçÒ×Òå÷ýn-^æäñ›_w~¯Ç “{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯^1/2´÷ú“»»àÙ0ÒçÓ×Û1/4“¿»ÐÓÒiY_/¿è»-q}¿ »äô»_"ç÷»?___¿»¿Øåá_ »»Ð___ÏËÈ»_}___~‹éÒ%_çÒãæåç/ðn-^æäñ›_w~¯___{ww(wwwCwww(wwwCww—K Kô-à»ÐôÄ»_Mà»Ðw_m.Õ»’á¿_ÐêÑ« {ww(wwwCwww(wwwCww—»»Ð_v•mÐ’ÎË£‹¿»äó»_Â_¿»Ôð»_âåñ»?_¿»_dlÌøÌÌ¿˜ü»_:Ðd/...Äö‹X¯¡McM¿ÈÂ_ ÚÄ1/4ð‹l›¡M___¿Èö.ÚÄá¯‹l¯•MœMàÈö_îÄéðÔl¯“»»Ð_v•mÐ’ÎË£‹¿»äô»_"÷»_™_MÝ,ÝÝÝéý{Ìb,,/Ï_D_¿‡ó» _©_¿»¿ð»_‰åñ»T_¿»ädlü¨‹¿»Ôõ»_q¿ð»?-¿»¿Õû»?_¿»_ëÕC‹»àðä_MÖ_ {ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»1_MwßØåçp¿Øô___}÷ä-_y_ßg»fþêá»~¯` »»Ð___ÏËÈ»_}_næÐPTçâ1ò_•æå×I‰ýòÚÀú“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M¯` »»Ð___ÏËÈ»_}_næÐPTçây¿à(i~_d¢òÚÄÂ_¯Mc¯ñÚðñ_¯_œ¯?={ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯ Mlð? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯Ml‹ÈöúÌ{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M<ð? »»Ð___ÏËÈ»_}_næÐPTçâò^1/2¿ÝÕä×‹/¯M_M¯ø...ÄãðÎ“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M<_¯? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯M<y¿Èö¥“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M<Q¯? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯M<:¿Èö¥“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M_ð? »»Ð___ÏËÈ»_}_næÐPTçâò^1/2¿ÝÕä×‹/¯M(M¯ø...ÄáðÎ“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M___¯? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯M_y¿Èö¥“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M_Q¯? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯M_:¿Èö¥“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯Mœð? »»Ð___ÏËÈ»_}_næÐPTçâò^1/2¿ÝÕä×‹/¯M¨M¯ø...ÄéðÎ“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯Mœ_¯? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯Mœy¿Èö¥“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯MœQ¯? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯Mœ:¿Èö¥“{ww(wwwCwww(wwwCww—K Kô_à»àÕÐê_^âÓ~-_þ»___¿»àVR)þä_M¿_Ðwë‡å÷ {ww(wwwCwww(wwwCww—»»Ð_v•mÐ’ÎË£‹¿»äó»_Â_¿»Ôð»_âåñ»?_¿»_d<ÌøÌÌ¿˜ü»_:Ðd/...Äö‹X¯¡McM¿ÈÂ_ ÚÄ1/4ð‹l›¡M___¿Èö.ÚÄá¯‹l¯•MœMàÈö_îÄéðÔl¯“»»Ð_v•mÐ’ÎË£‹¿»Ôõ»1ù»_*¿»àŠäêîÚîîî¡{Ì¿_ÐCø-LB ôÅ‹=¿äÐéñ___¿äÐ[_‹»àðä_MÆ÷_¿øä.¿_Ðåñä-¿_àñ»T-¿»ä»ö»T_¿»äd¿»_ú»_jÒÑ?V{ww(wwwCwww(ww wCww—»»Ð3/4Õ;Íÿü»_"^___J¿éÒzTçÒ×ÒåçpêÖê_M_¿†tç÷___»»àÙ0ÒçÓ×Û1/4“¿»ÐÓÒiY_/¿èÁ»_n¦»__& #95;‹»àÕ»ê?

»»Ð___ÏËÈ»_}_næÐPTçây¿à(i~_d¢òÚôÎ“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M¯` »»Ð___ÏËÈ»_}_næÐPTçây¿à(i~_d¢òÚÄÂ_¯Mc¯ñÚðñ_¯_œ¯?={ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯ Mlð? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯Ml‹ÈöúÌ{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M<ð? »»Ð___ÏËÈ»_}_næÐPTçâò^1/2¿ÝÕä×‹/¯M_M¯ø...ÄãðÎ“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M<_¯? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯M<y¿Èö¥“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M<Q¯? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯M<:¿Èö¥“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M_ð? »»Ð___ÏËÈ»_}_næÐPTçâò^1/2¿ÝÕä×‹/¯M(M¯ø...ÄáðÎ“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M___¯? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯M_y¿Èö¥“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M_Q¯? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯M_:¿Èö¥“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯Mœð? »»Ð___ÏËÈ»_}_næÐPTçâò^1/2¿ÝÕä×‹/¯M¨M¯ø...ÄéðÎ“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯Mœ_¯? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯Mœy¿Èö¥“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯MœQ¯? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯Mœ:¿Èö¥“{ww(wwwCwww(wwwCww—K Kô_à»àÕÐê_^âÓ~-_þ»_B¿»ÐmT—d¢»_ ‹»àØ»ÕT~_Ÿ{ww(wwwCwww(wwwCww—»»Ð_v•mÐ’ÎË£‹¿»äó»_Â_¿»Ôð»_âåñ»?_¿»_d_ÌøÌÌ¿˜ü»_:Ðd/...Äö‹ X¯¡McM¿ÈÂ_ÚÄ1/4ð‹l›¡M___¿Èö.ÚÄá¯‹l¯•MœMàÈö_îÄéðÔl¯“»»Ð_v•mÐ’ÎË£‹¿»ä___¿äàÕäÞîîî±îî¿óü» _b ,,/Ï_D_¿‡ó»_©_¿»¿ð»_‰åñ»T_¿»äd_ü¨‹¿»Ôò»___¿»äú»_A¿»ÐÎ»_1/24¿»àÄ»_M©»-‹»& #224;%Bý“{ww(wwwCww w(wwwCww—»»Ð3/4Õ;Íÿü»_"^___J¿éÒzTçÒ×ÒåçpÚ_¯§»»àÙ0ÒçÓ×Û1/4“¿»ÐÓÒiY_/¿Ø5_¿»¿Õäê_ »»Ð___ÏËÈ»_}_næÐPTçây¿à(i~_d¢òÚôÎ“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M¯` »»Ð___ÏËÈ»_}_næÐPTçây¿à(i~_d¢òÚÄÂ_¯Mc¯ñÚðñ_¯_œ¯?={ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯ Mlð? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯Ml‹ÈöúÌ{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M<ð? »»Ð___ÏËÈ»_}_næÐPTçâò^1/2¿ÝÕä×‹/¯M_M¯ø...ÄãðÎ“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M<_¯? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯M<y¿Èö¥“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M<Q¯? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯M<:¿Èö¥“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M_ð? »»Ð___ÏËÈ»_}_næÐPTçâò^1/2¿ÝÕä×‹/¯M(M¯ø...ÄáðÎ“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M___¯? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯M_y¿Èö¥“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯M_Q¯? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯M_:¿Èö¥“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯Mœð? »»Ð___ÏËÈ»_}_næÐPTçâò^1/2¿ÝÕä×‹/¯M¨M¯ø...ÄéðÎ“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯Mœ_¯? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯Mœy¿Èö¥“{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯MœQ¯? »»Ð___ÏËÈ»_n-_•ÒÑ×IÖp¯Mœ:¿Èö¥“{ww(wwwCwww(wwwCww—K Kô^à»àbf)þ»T^¿»ÔÒæÒ»&Ÿ{ww(wwwCwww(wwwCww—»»Ð_v•mÐ’ÎË£‹¿»Ôò»___¿»Ôð»_âåñ»?_¿»_dÝÝéÝý{ “¿»à4Mö¢_l¿ÈÂ_ÚÄŒô‹l›ñÚÄ1/4ð‹l›¡M___¿Èö.¯M_Q¿Èö.ÚÄÙ«‹l¯ÅÚÄé¯‹l¯§»»Ð_v•mÐ’ÎË£‹¿»Ôö»_ò.}¿ _Ðô»T}ç÷___¿äÐdÝéÝÝ¿˜ü»___Y/¿·ò»_i_¿»¿ð»_‰åñ»T_¿»äd_¿§»_^‹»à—à»Ðô___}ç¨»_^‹»àòTÌ? »»Ð_v•mÐ’ÎË£‹¿»Ôö»_ò.}¿_Ðô»T}ç÷___^¿äàÒÖéÝÝý$Ì¿»äCøò_BôñI^___!¿éÒ_TçÒ1/4Òå÷—n-^_äñ›yw~¯— ÷‹n‹»Ðê_÷»_y¿»Ð(~¿»Ôð»___Ö? {ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_"^___J¿éÒzTçÒ×Òå÷ýn-^æäñ›_w~¯§»»àÙ0ÒçÓ×Û1/4“¿»ÐÓÒiY¯ò‹n‹» Ðê_÷»_y¿»Ð(~¿»Ôõ»_qmý“»»Ð___ÏËÈ»_M1¿ÙYJRbçpêõ‹X¯“{ww(wwwCwww(wwwCww—K Kô^à»àÒÒÒä&¡»_^‹»àbÂ_Ød«{ww(wwwCwww(wwwCww—»»Ð3/4Õ;Íÿü»_“Fnæ_¯^1/2´÷ú“»»Ð___ÏËÈ»_M1¿ÙYJRb çpêõ‹X¯“{ww(wwwCwww(wwwCww—K Kô1/2à»à×ÖRþ»T}¿»ädçöV{ww(wwwCwww(wwwCww—»»Ð_v•mÐ’ÎËàø»_‰G¿»_ãçîÚîîî±î¿ÇÈ‹¿»¿ò»_i_¿»_ú »_*¿»Ð¥»_1/2_¿»à¯»_M»-à»à%)ý÷‹à»àò___]_à»àð___1/2å®»___‹»ÐdÀ»»&# 208;_v•mÐ’ÎËàø»_j¿»àÉ¿»àÄ»_M‰Ý ÝÝéÝÝý$Ì¿»äç%Ñ¶÷›.iBu.b.]~_êÖêzM_¿ítç÷e K »»Ð_v•mÐ’ÎËàø»_‰§¿»_ççîÚîîî±î¿ÇÈ‹¿»_{ô»?=~îàÁü‹‹» àòä_]_‹»Ðúä___¿_Ðú»T1/2k¿_àð»TMö»?-¿»¿ %_ýÂlDŸ{ww(wwwCwww(wwwCww—»»Ð_v•mÐ’ÎËàø»_)àú»T^Mú___¿äÐdÝéÝÝÝ¢{Ì¿_à M©¢Ml‹Èö...ÄÓô¿l¯ñ...Äãð¿l¯¡___M¿üö_¯___¿üö_Ú›Ùô‹X¯ñÚ›éð‹X¯“{ww(wwwCwww(wwwCww—K K y¿»_kF~fMö K Kÿÿ ßñ»?Mç×´åîîÊw»_A¿»àæF_wVKï÷ä_-_îþ»T_¿»ää’î±îþ»?-¿ñ¯ÿï_Ú•¿»¿&þ»?_é¿äÐ±^úô [a]mÝcDHJòÌ—[a]•[a]aÌèAæ&ÀK Kßúä_1/2k‹ÈÌ¿äà÷»?-.±îþ»? ¿ 87;¿ÕëfÚîþ»T}¿»ÔX%]!îîþ___1/2¿äàÕ mdÝý(»___‹»à” ÷¿»äó»___~X_J_¿»_û»_j_ð Kÿÿ ÿÿÿËÿß÷ä_1/2•™[ÝÝà»Ðñ___MçˆëåîÚþ»_Q¿»ÐPTçâ±þ»_™¿ñð°_î-‹ñðÿQé÷»?.ÕóVKô___UYä_}k_~RMÂ 9ÝÝ,ÝlÌøÌÌÌ“ÌìÚâÝÍD“Ì®MãÝÝÝ,ÝÝÍ[2]bÅ/ ÿÏvg_‰’—¿ÁÌøl7_Ç(™ü·ÿÿÏ)S_‰¦ÉÌÌ“ÌÌÌøÌÌÌ“ÌÌÌ2ÇÌ“ ; ÌÌ#GÌÌÌ“ÌÌ___¦ÌÌC [1]¦ÌøÌÌ_ƒµ¿Ù.}NQMf»án}âM¿Ù4ßuîî±îîÎ#ÜàÕ´ØÚl«9ÝÝ,Ý<ÌøÌÌÌ“ÌìÚâÝÍD“Ì®Mã ÝÝÝ,ÝÝÍ[2],È/ ÿÏŠ¥_ˆb—¿ÁÌø—_YÞ(†ü·ÿÿÏÕ‘_ˆVÈÌÌ“ÌÌÌøÌÌÌ“ÌÌÌ2ÇÌ“ÌÌ#GÌÌÌ“ÌÌÌ“;ÌÌ“§;ÌøÌÌ`ƒ µ¿Ù.}NQMf»án}âM¿Ù4ßuîî±îîÎTÜàÕ´ØÚ<«9ÝÝ,Ý_ÌøÌÌÌ“ÌìÚâÝÍD“Ì®MãÝÝÝ,ÝÝÍ2_Ã/ ÿœsp3_¢•¿ÁÌø 9G4_![a]ü·ÿÿœ,D3—ÊÌÌ“ÌÌÌøÌÌÌ“ÌÌÌ2ÇÌ“ÌÌ#GÌÌÌ“ÌÌÌkÌÌ“hkÌøÌÌ8ƒµ¿Ù.}NQMf»án}âM¿Ù4ßuîî± îîÎ_ÜàÕ´ØÚ_«